PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

REGAL
Total Return

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER'S REGISTRATION PRINTED HERE

BOXES FOR TYPSETTING PURPOSES ONLY

THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at __________**.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-XXX-XXXX to reach an automated touchtone voting line
4. By **PHONE** with a representative when you call toll-free 1-877-XXX-XXXX Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 〉 **12345678910**

REGAL TOTAL RETURN FUND

A SERIES OF INVESTMENT MANAGERS SERIES TRUST II

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER [*], 2018

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints [_______________] and [_______________] each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of the Shareholders (the "Meeting") of the Regal Total Return Fund (the "Fund"), a series of Investment Managers Trust II (the "Trust"), to be held at the offices of [UMB Fund Services, Inc., 235 West Galena Street Milwaukee, Wisconsin 53212 on October [*] at 10:00 a.m., Central time], and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE TRUST AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-877-XXX-XXXX.** **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on October [*], 2018. The proxy statement for this meeting is available at [www.________________]

PROXY CARD

REGAL TOTAL RETURN FUND

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE
SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Trust's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. **When properly executed, this proxy will be voted as indicated or "FOR" the proposals if no choice is indicated.** The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSALS	FOR	AGAINST	ABSTAIN
1. To consider an Agreement and Plan of Reorganization providing for (i) the transfer of all assets of the Regal Total Return Fund, a series of Investment Managers Series Trust II to the North Star Opportunity Fund, a series of Northern Lights Fund Trust II in exchange for (a) shares of Class A shares of the North Star Opportunity Fund with an aggregate net asset value equal to the aggregate net asset value of the shares of the Regal Total Return Fund and (b) the North Star Opportunity Fund's assumption of all of the liabilities of the Regal Total Return Fund, followed by (ii) the liquidating distribution by the Regal Total Return Fund to its shareholders of the shares of the North Star Opportunity Fund received in the exchange in proportion to the shareholders' respective holdings of shares of the Regal Total Return Fund; and	O	O	O
2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.	O	O	O

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]